Exhibit 21

Entity Name	State of Organization
650 N. Glebe, LLC	Delaware
Frederick Crossing Associates L.C.	Virginia
Frederick Crossing Retail Associates L.C.	Virginia
Real Estate Management, Inc. (REMI)	Maryland
Trade Rock Manager, Inc.	Delaware
Washington Metro, Inc.	Maryland
Washington Parking, Inc.	Maryland
WashREIT 1220 19th St Grantor Trust Ownership LLC	Delaware
WashREIT 1220 19th St Trustee LLC	Delaware
WashREIT 1776 G St Grantor Trust Ownership LLC	Delaware
WashREIT 1776 G St Trustee LLC	Delaware
WashREIT 1901 Pennsylvania Ave Grantor Trust Ownership LLC	Delaware
WashREIT 1901 Pennsylvania Ave Trustee LLC	Delaware
WashREIT 3801 Connecticut Ave Trust Ownership LLC	Delaware
WashREIT 3801 Connecticut Ave Trust Trustee LLC	Delaware
WashREIT 515 King St LLC	Delaware
WashREIT 860 South LLC	Delaware
WashREIT 900 Dwell LLC	Delaware
WashREIT Alder Park LLC	Delaware
WashREIT Alexandria LLC	Delaware
WashREIT Arlington Tower LLC	Delaware
WashREIT Bradlee Shopping Center LLC	Delaware
WashREIT Bull Run LLC	Delaware
WashREIT Carlyle LLC	Delaware
WashREIT Centre at Hagerstown LLC	Delaware
WashREIT Chevy Chase Metro Center Grantor Trust Ownership LLC	Delaware
WashREIT Chevy Chase Metro Center Trustee LLC	Delaware
WashREIT Courthouse Square LLC	Delaware
WashREIT Dulles LLC	Delaware
WashREIT Frederick County Square LLC	Delaware
WashREIT Germantown LLC	Delaware
WashREIT Landmark LLC	Delaware
WashREIT Laurel Hills LLC	Delaware
WashREIT Leesburg LLC	Delaware
WashREIT Marietta Crossing LLC	Delaware
WashREIT McNair Farms LLC	Delaware
WashREIT Monument II LLC	Delaware
WashREIT OP LLC	Delaware
WashREIT OP Sub DC LLC	Delaware
WashREIT Oxford LLC	Delaware
Elme Park Adams LLC f/k/a WashREIT Park Adams Apartments LLC	Delaware
WashREIT Randolph Shopping Center LLC	Delaware
WashREIT Riverside Apartments LLC	Delaware
WashREIT Riverside LLC	Delaware
WashREIT Roosevelt Towers LLC	Delaware
WashREIT Sheffield Square LLC	Delaware
WashREIT Shoppes at Foxchase LLC	Delaware
WashREIT Takoma Park Shopping Center LLC	Delaware

Entity Name	State of Organization
WashREIT Trove Apartments LLC	Delaware
WashREIT Virginia Lender LLC	Delaware
WashREIT Watergate 600 OP LP (f/k/a WashREIT HW LP)	Delaware
WashREIT Watkins Mill LLC	Delaware
WashREIT Wellington Apartments LLC	Delaware
WashREIT Wellington LLC	Delaware
WashREIT Westminster Shopping Center LLC	Delaware
WashREIT Wheaton Park Shopping Center LLC	Delaware
WashREIT Woodbridge Villas LLC	Delaware
WRIT - 2445 M LLC	Delaware
WRIT 1140 CT LLC	Delaware
WRIT 1227 25th Street LLC	Delaware
WRIT 1775 EYE STREET LLC	Delaware
WRIT 8283 Greensboro Drive LLC	Delaware
WRIT ANC LLC	Delaware
WRIT Crimson On Glebe Member LLC	Delaware
WRIT Fairgate LLC	Delaware
WRIT Frederick Crossing Associates, Inc.	Maryland
WRIT Frederick Crossing Land, LLC	Delaware
WRIT Frederick Crossing Lease, LLC	Delaware
WRIT GATEWAY OVERLOOK LLC	Delaware
WRIT Limited Partnership	Delaware
WRIT Olney Village Center LLC	Delaware
Elme Paramount LLC f/k/a WRIT Paramount LLC	Delaware
WRIT SPRING VALLEY LLC	Delaware
WRIT Yale West LLC	Delaware
WRIT-Kenmore, LLC	Delaware